LETTER AGREEMENT

Distribution Agreement

July 1, 2021

AMG Distributors, Inc.

One Stamford Plaza

263 Tresser Boulevard, Suite 949

Stamford, CT 06901

Attn: Keitha L. Kinne, Chief Operating Officer

Re:	Distribution Agreement between AMG Distributors, Inc. and AMG Funds IV, dated as of October 1, 2016, as amended from time to time (the “Distribution Agreement”)

Ladies and Gentlemen:

AMG Funds IV (the “Trust”) hereby notifies you that it desires to amend and restate Appendix A to the Distribution Agreement. Attached as Exhibit A is an amended and restated Appendix A to the Distribution Agreement.

Please acknowledge your agreement to amend and restate Appendix A to the Distribution Agreement by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

AMG Funds IV

By:	/s/ Thomas Disbrow
Name: Thomas Disbrow
Title: Treasurer, Chief Financial Officer
and Principal Financial Officer

ACKNOWLEDGED AND ACCEPTED

AMG Distributors, Inc.

By:	/s/ Keitha L. Kinne
Name: Keitha L. Kinne
Title: Chief Operating Officer
Date: July 1, 2021

Exhibit A

AMENDED AND RESTATED APPENDIX A

AMG Beutel Goodman Core Plus Bond Fund

AMG Beutel Goodman International Equity Fund

AMG GW&K Small Cap Value Fund II

AMG GW&K Small/Mid Cap Growth Fund

AMG Montrusco Bolton Large Cap Growth Fund

AMG River Road Dividend All Cap Value Fund

AMG River Road Focused Absolute Value Fund

AMG River Road Long-Short Fund

AMG River Road Mid Cap Value Fund

AMG River Road Small-Mid Cap Value Fund

AMG River Road Small Cap Value Fund

Date: July 1, 2021